UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K`

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2003

EPIX Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-21863	04-3030815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 Rogers Street
Cambridge, Massachusetts 02142

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 250-6000

Item 5.   Other Events.

On November 17, 2003, EPIX Medical, Inc (the “Registrant”) entered into an Intellectual Property Agreement with Dr. Martin R. Prince (“Prince”) pursuant to which Prince made certain covenants and agreements, and granted to the Registrant certain discharges and releases, in connection with the use of any magnetic resonance imaging drug product containing MS-325 (“MR Contrast Agent Product”).  Prince also granted to the Registrant and its affiliates, a non-exclusive license to make, use, sell or otherwise transfer MR Contrast Agent Product.

Prince, an early innovator in the field of MR Angiography (“MRA”), has a series of patent claims, primarily related to “dynamic” MRA, which involves capturing MRA images during the limited time, typically 30 to 60 seconds, available for imaging with extracellular contrast agents.  Although the Registrant is not aware that the validity of these patent claims has been established in litigation or by other means, and the Registrant has not determined the relevance of these claims to MS-325 and “steady state” MRA, the Intellectual Property Agreement provides the Registrant and its strategic collaborator, Schering AG, with the right, under patents owned by Prince, to commercialize MS-325 for use in dynamic MRA as it is practiced with currently available extracellular contrast agents.  The Registrant believes that it will be beneficial to be able to promote the use of MS-325 in dynamic MRA, as well as in steady state MRA, a capability made possible by the one hour imaging window provided by MS-325.  The Registrant is not aware of any other similar patent claims in the field of MRA.  The Registrant is aware that other companies that sell MRI contrast agents or MRI equipment have negotiated or settled agreements with Prince.

In consideration of Prince’s covenants, discharges, releases and license, the Registrant has agreed to pay to Prince an up front fee, to pay certain royalties on sales of MR Contrast Agent Product consistent with a non-exclusive, early stage academic license, to issue to Prince 132,000 shares of its common stock, and to deliver to Prince certain quantities of MR Contrast Agent Product.  The foregoing summary of the Intellectual Property Agreement is qualified by reference to the text of the Intellectual Property Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Also on November 17, 2003, the Registrant entered into a Stock Purchase Agreement with Prince in connection with its agreement to issue 132,000 shares of its common stock to Prince.  The Stock Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 10.2.

As a result of the Intellectual Property Agreement and the Stock Purchase Agreement (together, the “Agreements”), the Registrant will incur a one-time Research and Development expense in the fourth quarter of 2003 related to the up front fee and the issuance of shares.  The Registrant believes that its financial results for 2004 are unlikely to be significantly affected by the Agreements.  The Registrant estimates that, including the effects of the Agreements, total Research and Development expenses for the fourth quarter of 2003 are likely to be between $10.3 million and $10.8 million.  The Registrant expects its Net Loss for full year 2003 is likely to be between $20.0 million and $21.0 million, consistent with guidance provided earlier by the

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Registrant.  A number of factors, as discussed in the Registrant’s most recent quarterly report on Form 10-Q could result in financial results for the Registrant that differ from these estimates.

Item 7.  Financial Statements and Exhibits.

(c) The following exhibits are furnished with this report:

Exhibit Number	Description

*10.1	Intellectual Property Agreement by and between Dr. Martin R. Prince and EPIX Medical, Inc., dated November 17, 2003.

10.2	Stock Purchase Agreement by and between EPIX Medical, Inc. and Dr. Martin R. Prince, dated as of November 17, 2003.

* Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIX Medical, Inc.
(Registrant)

Date: November 18, 2003	/s/ Peyton J. Marshall
Peyton J. Marshall
Senior Vice-President, Finance and Administration, Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

*10.1	Intellectual Property Agreement by and between Dr. Martin R. Prince and EPIX Medical, Inc., dated November 17, 2003.

10.2	Stock Purchase Agreement by and between EPIX Medical, Inc. and Dr. Martin R. Prince, dated as of November 17, 2003.

* Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Securities and Exchange Commission.